UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 13, 2013

First Community Corporation

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-28344	57-1010751
(Commission File Number)	(IRS Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of principal executive offices)	(Zip Code)

(803) 951-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On August 13, 2013, First Community Corporation (“First Community”), the parent holding company for First Community Bank, SRMS, Inc. (“Merger Sub”), a wholly-owned subsidiary of First Community, and Savannah River Financial Corporation (“Savannah River”), the parent holding company for Savannah River Banking Company, entered into an agreement and plan of merger (the “Agreement”), which provides that, subject to the terms and conditions set forth in the Agreement, First Community will acquire Savannah River.

Subject to the terms and conditions of the Agreement, Merger Sub will merge with and into Savannah River, and Savannah River will then promptly merge with and into First Community, with First Community being the surviving corporation in the merger.  In addition, promptly following the merger of Merger Sub with and into Savannah River, Savannah River Banking Company will be merged with and into First Community Bank.

Subject to the terms and conditions of the Agreement, each share of Savannah River common stock will be converted into the right to receive one of the following: (i) $11.00 in cash, (ii) a number of shares of First Community common stock equal to the Exchange Ratio (described below), or (iii) a combination of cash and First Community common stock, subject to the limitations that, excluding any dissenting shares, 60% of Savannah River’s outstanding shares will be exchanged for cash and 40% of Savannah River’s outstanding shares will be exchanged for First Community stock. Cash will also be paid in lieu of fractional shares.

The Exchange Ratio will depend on First Community’s volume weighted average stock price during the ten consecutive trading days ending on the fifth business day immediately prior to the date on which the merger is to occur (the “Final Buyer Stock Price”).  The Exchange Ratio will be between 1.0618 and 1.2972 shares of First Community common stock per share of Savannah River common stock, subject to the termination and adjustment rights described below.  This variable ratio essentially seeks to provide a number of shares of First Community common stock worth $11.00 in exchange for each share of Savannah River common stock, so long as the Final Buyer Stock Price is between $8.48 and $10.36.  If the Final Buyer Stock Price is above $10.36, then the Exchange Ratio will remain fixed at 1.0618, subject to First Community’s termination right and Savannah River’s adjustment right as described below.  If the Final Buyer Stock Price is below $8.48, then the Exchange Ratio will remain fixed at 1.2972, subject to Savannah River’s termination right and First Community’s adjustment right as described below.

If the Final Buyer Stock Price is greater than $11.78, then First Community may give a notice of termination of the Agreement at any time during the three business days following the fifth business day immediately prior to the date on which the merger is to occur.  However, within three business days of receiving such a notice of termination, Savannah River would have the option to decrease the Exchange Ratio so that it is equal to 1.0618 times the quotient of $11.78 divided by the Final Buyer Stock Price.  If Savannah River were to make such election to decrease the Exchange Ratio, then First Community’s notice of termination would not terminate the Agreement.

If the Final Buyer Stock Price is less than $7.54, then Savannah River may give a notice of termination of the Agreement at any time during the three business days following the fifth business day immediately prior to the date on which the merger is to occur.  However, within three business days of receiving such a notice of termination, First Community would have the option to either (i) increase the Exchange Ratio so that it would equal 1.2972 times the quotient of $7.54 divided by the Final Buyer Stock Price, or (ii) pay to each recipient of stock consideration an additional amount equal to $7.54 minus the Final Buyer Stock Price times the number of shares of First Community common stock to be received by such recipient. If First Community were to make such election to increase the Exchange Ratio or pay such additional cash consideration, then Savannah River’s notice of termination would not terminate the Agreement.

Pursuant to the Agreement, at the closing of the merger First Community will designate three specified members Savannah River’s board of directors to join the boards of directors of First Community and First Community Bank.

The Agreement contains customary representations and warranties from First Community and Savannah River, and First Community and Savannah River have agreed to customary covenants and agreements, including, among others, covenants and agreements relating to (1) the conduct of their respective businesses during the interim period between the execution of the Agreement and the closing or the merger, (2) each party’s obligations to facilitate its shareholders’ consideration of, and voting upon, the necessary approval in connection with the Merger, (3) the recommendation by the board of directors of each party in favor of the necessary approval by its shareholders, (4) Savannah River’s non-solicitation obligations relating to alternative business combination transactions and (5) First Community’s intention to establish an advisory board consisting of the current directors of Savannah River.

The Boards of Directors of First Community and Savannah River have approved the Agreement.  The Agreement and the transactions contemplated thereby are subject to the approval of the shareholders of Savannah River and First Community, regulatory approvals, and other customary closing conditions.  The Agreement provides certain termination rights for both the First Community and Savannah River and further provides that upon termination of the Agreement under certain circumstances, Savannah will be obligated to pay First Community a termination fee of $1,500,000.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is set forth below as Exhibit 2.1 hereto and is incorporated herein by reference.  Capitalized terms used but not defined herein shall have such meanings as set forth in the Agreement.  The Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information about First Community, Savannah River or their respective subsidiaries and affiliates.  The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the First Community, Savannah River or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by First Community.

In connection with entering into the Agreement, Savannah River has agreed to use its reasonable best efforts to cause each of the directors and executive officers of Savannah River to enter into a voting and support agreement (collectively, the “Support Agreements”).  The directors and executive officers of Savannah River beneficially own in the aggregate approximately 17.5% of the outstanding shares of Savannah River common stock.  The Support Agreements generally require that the shareholders party thereto vote all of their shares of Savannah River common stock in favor of the merger and against alternative transactions and generally prohibit such shareholders from transferring their shares of Savannah River common stock prior to the consummation of the merger.  The Support Agreements will terminate upon the earlier of the consummation of the merger and the termination of the Agreement in accordance with its terms.

Each of the current directors and executive officers of Savannah River have agreed to cancel, effective upon and subject to the merger, all of their respective Savannah River warrants and options in exchange for a cash payment of $11 minus the exercise price for each Savannah River share subject to such warrants and options. Any Savannah River stock warrant or options not cancelled will convert into a warrant or options to acquire First Community stock.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, which is included as Exhibit F to the Agreement, filed as Exhibit 2.1 of this Form 8-K, and incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

This Form 8-K contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between First Community and Savannah River, which are subject to numerous assumptions, risks, and uncertainties.  Actual results could differ materially from those anticipated by such statements for a variety of factors including, without limitation: the businesses of First Community and Savannah River may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; Savannah River and/or First Community shareholders may not approve the merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in First Community’s Annual Report on Form 10-K and documents subsequently filed by First Community with the Securities and Exchange Commission.  All forward-looking statements included in this Form 8-K are based on information available at the time of the filing.  First Community assumes no obligation to update any forward-looking statement.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

First Community intends to file relevant documents concerning the transaction with the Securities and Exchange Commission, including a registration statement on Form S-4 which will include a proxy statement/prospectus.  Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings by First Community, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).  Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/ prospectus can also be obtained, without charge, by directing a request to First Community Corporation, 5455 Sunset Blvd., Lexington, SC 29072, Attention: Michael Crapps.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS WHEN THEY ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The directors and executive officers of First Community and other persons may be deemed to be participants in the solicitation of proxies from First Community shareholders in connection with the proposed merger.  Information regarding First Community’s directors and executive officers is available in its definitive proxy statement (form type DEF 14A) and additional definitive proxy soliciting materials filed with the SEC for First Community’s 2013 annual shareholder meeting.  Other information regarding the participants in the First Community proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

ITEM 8.01.  Other Events

On August 14, 2013, First Community issued a press release announcing the execution of the Agreement with Savannah River. The complete text of the press release is attached to this report as Exhibit 99.1.   In addition, First Community is providing supplemental information regarding the proposed merger in the investor presentation slides attached hereto as Exhibit 99.2.

ITEM 9.01  Financial Statements and Exhibits

(c)                Exhibits.

The following exhibits are filed as part of this report:

Exhibit
Number	Description

2.1	Agreement and Plan of Merger between First Community Corporation, SRMS, Inc. and Savannah River Financial Corporation dated August 13, 2013.

99.1	Press Release dated August 14, 2013.

99.2	Investor Presentation dated August 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

Dated: August 14, 2013	By:	/s/ Michael C. Crapps
Michael C. Crapps
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger between First Community Corporation, SRMS, Inc. and Savannah River Financial Corporation dated August 13, 2013.

99.1	Press Release dated August 14, 2013.

99.2	Investor Presentation dated August 14, 2013